                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       FELCOR LODGING TRUST INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

NOTICE OF ANNUAL MEETING
ON MAY 14, 2002                                      [FELCOR LODGING TRUST LOGO]
AND PROXY STATEMENT


                        FELCOR LODGING TRUST INCORPORATED
                     545 E. John Carpenter Frwy., Suite 1300
                               Irving, Texas 75062


                                  April 3, 2002


Dear Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders on May 14, 2002, in Irving, Texas. The meeting will be held in our corporate offices located at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas at 9:00 a.m. Dallas time. At the meeting, you will hear a report on our 2001 results.

         This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you about the matters to be addressed and the procedures for voting at the meeting. It also describes how the Board operates, gives personal information about our officers, continuing directors and director candidates, and provides other information about the Company.

         Your vote is very important Even if you have only a few shares, we want your shares to be represented at the meeting. I urge you to vote promptly in order to be certain your shares are represented at the meeting.

         I look forward to seeing you at the meeting.

                                            Sincerely,

                                            /s/ LAWRENCE D. ROBINSON

                                            Lawrence D. Robinson
                                            Executive Vice President
                                            General Counsel & Secretary

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      OF FELCOR LODGING TRUST INCORPORATED



Time:               9:00 a.m., Central Time


Date:               May 14, 2002


Place:              Corporate Offices
                    545 E. John Carpenter Freeway
                    Suite 1300
                    Irving, Texas 75062


Purposes:           o To elect three Class II directors to three-year terms and to elect one Class III director to a one-year term;

                    o To adopt the 2001 Restricted Stock and Stock Option Plan;
                      and

                    o To conduct any other business that may properly be raised.

Who may vote:       Stockholders of record on March 18, 2002.

Annual Report:      A copy of the Annual Report is enclosed.

Date of Mailing:    This notice and the accompanying Proxy Statement and Annual
                    Report are first being mailed to stockholders on or about
                    April 3, 2002.

                                                   Sincerely,

                                                   /s/ LAWRENCE D. ROBINSON

                                                   Lawrence D. Robinson
                                                   Secretary
                                                   April 3, 2002

                                 PROXY STATEMENT
                        FELCOR LODGING TRUST INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002


TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----
GENERAL INFORMATION......................................................    1

PROPOSAL 1 - ELECTION OF DIRECTORS.......................................    2

     Nominees for Election as Class II Directors.........................    3

     Nominee for Election as a Class III Director........................    4

     Continuing Directors ...............................................    4

     Director Compensation...............................................    6

     Board Committees....................................................    6

STOCK OWNERSHIP..........................................................    8

     Principal Stockholders..............................................    8

     Security Ownership of Management....................................    8

MANAGEMENT...............................................................   10

     Executive Officers of FelCor........................................   10

     Executive Compensation Tables.......................................   13

     Compensation Committee Report.......................................   15

     Compensation Committee Interlocks...................................   18

     Certain Relationships and Related Transactions......................   18

     Section 16(a) Beneficial Ownership Reporting Compliance.............   19

     Report of Audit Committee...........................................   20

INDEPENDENT AUDITORS.....................................................   20

STOCK PERFORMANCE GRAPH..................................................   21

PROPOSAL 2 - ADOPTION OF 2001 RESTRICTED STOCK AND STOCK OPTION PLAN.....   22

     Equity Compensation Plan Information................................   22

     Description of 2001 Plan............................................   22

ADDITIONAL INFORMATION...................................................   24

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FelCor Lodging Trust Incorporated of proxies to be voted at the Annual Meeting of Stockholders being held on Tuesday, May 14, 2002, and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

WHAT AM I VOTING ON?

o The election of three Class II directors, each for a three-year term, and one Class III director for a one-year term;

o The adoption of the 2001 Restricted Stock and Stock Option Plan, or 2001 Plan, covering an aggregate of 750,000 shares of common stock; and

o Any other matters properly brought before the meeting.

WHO IS ENTITLED TO VOTE?

FelCor stockholders of record at the close of business on March 18, 2002, are entitled to vote at the meeting. Each stockholder is entitled to cast one vote for each share of common stock owned.

HOW DO I VOTE?

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you have shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides you. Most brokers offer voting by mail, telephone and Internet.

HOW DO PROXIES WORK?

The Board of Directors of FelCor is asking for your proxy. Giving your proxy to the persons named by us, means you authorize them to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates and you may vote for, against or abstain from voting on the adoption of the 2001 Plan.

If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of all of our director candidates and FOR the adoption of the 2001 Plan.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you may also get material from them asking how you want to vote. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

HOW DO I REVOKE A PROXY?

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying FelCor's Secretary in writing at the address listed under "Questions" on page 25.

WILL MY SHARES BE VOTED IF I DON'T SIGN A PROXY?

If you hold your shares directly in your own name, they will not be voted unless you provide a proxy. Under certain circumstances, shares which you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors and the adoption of the 2001 Plan.

WHAT CONSTITUTES A QUORUM?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by FelCor are not voted and do not count for this purpose. On the record date, we had 53,042,778 shares of common stock outstanding and entitled to vote at the meeting.

HOW MANY VOTES ARE NEEDED FOR APPROVAL?

The four director candidates receiving the most "FOR" votes will be elected to the four seats on the Board to be filled at the meeting. The 2001 Restricted Stock and Stock Option Plan will be adopted if more votes are cast FOR its adoption than are cast AGAINST it. Abstentions, withholding authority to vote for a candidate and broker non-votes (described below) will only reduce the number of votes a candidate or proposal receives.

A "broker non-vote" occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have discretionary authority to vote in the absence of instructions.

WHAT SHOULD I DO IF I WANT TO ATTEND IN PERSON?

Only stockholders of record, their proxy holders, and invited guests may attend the meeting. If you wish to vote in person and your shares are held by a broker or nominee, you will need to obtain a proxy from the broker or nominee authorizing you to vote your shares held in their name.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors of FelCor has nominated the four director candidates named below.

Our Board of Directors oversees the management of the Company on your behalf. The Board reviews FelCor's long-term strategic plans and exercises direct decision-making authority on key issues, such as the declaration of dividends, the selection of the Chief Executive Officer, setting the scope of his authority to manage the Company's day-to-day operations, and evaluation of his performance.

All but one of FelCor's directors, assuming the election of our four nominees, will be Independent Directors. "Independent Directors," as defined in FelCor's Charter, are not officers or employees of FelCor or any of its affiliates; or officers, employees or affiliates of any lessee of property from FelCor, any subsidiary of FelCor, or any partnership that is an affiliate of FelCor.

FelCor's Charter and Bylaws provide for three classes of directors, who serve staggered three-year terms expiring at the annual meeting of stockholders three years following their election to a full term. Mr. McChristy, a Class II director, has notified the Company that he is retiring from the Board and, therefore, will not stand for re-election at the expiration of his term in 2002. In addition, Mr. Charles N. Mathewson, a Class III director, has tendered his resignation from our Board effective at the commencement of the annual stockholders meeting held in 2002. The FelCor Board of Directors has voted to reduce the size of our Board from eleven to ten members, by eliminating the seat currently held by Mr. McChristy, in order to maintain the number of directors in each class as nearly equal as possible, as required by law. The Board has nominated for re-election as Class II directors each of the three remaining persons currently serving as Class II directors, whose terms are expiring at the 2002 annual meeting of stockholders, and has nominated Robert A. Mathewson for election to fill the vacancy as a Class III director created by the resignation of his father, Charles N. Mathewson. If elected, each of the persons elected as a Class II director will serve until the annual meeting of stockholders in 2005, and Robert A. Mathewson, if elected, will serve until the annual meeting of stockholders in 2003. Personal information on each of our nominees, and on each of the other directors who will continue to serve on FelCor's Board following the annual meeting, is given below.

The FelCor Board of Directors met eleven times during 2001. On average, FelCor's directors attended more than 86% of the Board and committee meetings held during 2001. Only Mr. McChristy and Mr. North attended fewer than 75% of the meetings of the Board and of the Board committees on which each director served.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS CLASS II AND CLASS III DIRECTORS DESCRIBED BELOW.

      NOMINEES FOR ELECTION AS CLASS II DIRECTORS (TERMS EXPIRING IN 2005)

THOMAS J. CORCORAN, JR.      Mr. Corcoran is the President and Chief Executive
Age 53                       Officer of FelCor and has served in that capacity
                             since its formation in 1994. From 1991 to 1994,
[PHOTO]                      Mr. Corcoran held the same positions with the
                             general partner of the partnerships that were merged into FelCor at its formation. From October
                             1990 to December 1991, he served as the Chairman, President and Chief Executive Officer of Fiesta
                             Foods, Inc., a manufacturer of tortilla chips and taco shells. From 1979 to 1990, Mr. Corcoran held various positions with ShowBiz Pizza Time, Inc.
                             (now CEC Entertainment, Inc.), an operator and franchisor of family entertainment center/pizza restaurants, and with Integra -- A Hotel and Restaurant Company (formerly Brock Hotel
                             Corporation). He served as the President and Chief
                             Executive Officer of Integra from 1986 to 1990.

DONALD J. MCNAMARA           Mr. McNamara was the Chairman of the Board of
Age 49                       Bristol Hotel Company from November 1994 until its
                             merger into FelCor in July 1998. Since the merger,
[PHOTO]                      he has served as the Chairman of the Board of
                             FelCor. Mr. McNamara previously served as a director of FelCor from July 1994 until November
                             1997. He is also the Chairman of The Hampstead
                             Group, LLC, a private equity real estate investment company. Mr. McNamara also serves as a director of Omega Healthcare Investors, Inc. and Franklin Covey
                             Co.

RICHARD C. NORTH             Mr. North served as a director of Bristol Hotel
Age 52                       Company from 1997 until its merger into FelCor in
                             July 1998, and has served as a director of FelCor
[PHOTO]                      since that time. Mr. North has been the Group
                             Finance Director of Six Continents plc since 1994.
                             Six Continents plc is the parent of Six Continents
                             Hotels, Inc., which operates or franchises more than 3,000 hotels in more than 75 countries under various brands, including Inter-Continental(R),
                             Crowne Plaza(R) and Holiday Inn(R). Prior to 1994,
                             Mr. North served as the Group Finance Director of
                             The Burton Group.

      NOMINEE FOR ELECTION AS A CLASS III DIRECTOR (TERM EXPIRING IN 2003)

ROBERT A. MATHEWSON          Since 1992, Mr. Mathewson has been the President
Age 37                       of RGC, Inc., a privately owned real estate
                             investment company investing primarily in hotels
[PHOTO]                      and other commercial real estate. RGC, Inc. and its
                             affiliates have been significant investors in FelCor and its predecessors since 1993. In addition, From December 1999 to August 2000, Mr.
                             Mathewson served as the Vice President of Business
                             Development for Televoke Inc., an internet application service provider focusing on web, wireless and telephony integration. Mr. Mathewson holds a bachelor's degree in Economics and a master's degree in Business Administration from the University of California at Berkley, and a Juris
                             Doctor degree from the Hastings College of Law.

                              CONTINUING DIRECTORS

     Continuing Class III Directors (Terms Expiring in 2003)

RICHARD S. ELLWOOD           Mr. Ellwood, a director of FelCor since its
Age 70                       formation in 1994, is the founder and President of
                             R.S. Ellwood & Co., Inc., a real estate investment
[PHOTO]                      banking firm which was organized in 1987. Prior to
                             1987, as an investment banker, Mr. Ellwood was elected successively in 1963 a vice president of Morgan Guaranty Trust Company, in 1968 a general partner of White Weld & Co., in 1978 a managing director of Warburg Paribas Becker, Incorporated and in 1984 a managing director and senior banker of Merrill Lynch Capital Markets. Mr. Ellwood has extensive experience in hotel financing. He was a founder of Hotel Investors Trust, a REIT, and served as a trustee from 1970 until its merger with another REIT in 1987. He is currently a director of Apartment Investment and Management Company and
                             Florida East Coast Industries, Inc.

RICHARD O. JACOBSON          Mr. Jacobson has served as a director of FelCor
Age 65                       since its formation in 1994 and is the Chairman of
                             the Board of Jacobson Warehouse Company, Inc., a
[PHOTO]                      privately held warehouse company with facilities in
                             53 locations in 19 states, which Mr. Jacobson founded 35 years ago. He is also Chairman of the Board of Jacobson Transportation Company, Inc., a truckload common carrier with authority to operate in the United States (48 states), Canada and Mexico. Mr. Jacobson is a member of the boards of directors of Atrion Corporation, Firstar Bank Des
                             Moines, N.A. and Heartland Express, Inc.

     Continuing Class I Directors (Terms expiring in 2004)

MELINDA J. BUSH              Mrs. Bush was elected as a director of FelCor in
Age 61                       May 2000. She was, until September 1996, the
                             Executive Vice President of Reed Elsevier's Reed
[PHOTO]                      Travel Group/Hotel & Travel Index, which was
                             engaged in hotel industry marketing and publishing activities on a global basis. Since that time, she has served as the Executive Vice President, Editorial and Publishing Director of Premier Hotels
                             & Resorts, www.premierhotels.com, a division of Advanstar Communications. Mrs. Bush has more than
                             20 years experience in the hospitality industry, and is also a director and trustee of the American
                             Hotel Foundation. She has honorary degrees from Cornell Hotel School and Johnson & Wales
                             Universities and carries the CHA (Certified Hotel
                             Administrator) designation awarded by the industry to hotel operators and general managers. She was also named Woman of the Year in Travel by the Travel Industry of America and is the recipient of several other industry awards for her achievements in the industry.

CHARLES A. LEDSINGER, JR.    Mr. Ledsinger has served as a director of FelCor
Age 52                       since November 1997. Mr. Ledsinger became the
                             President and Chief Executive Officer of Choice
[PHOTO]                      Hotels International in August 1998. Prior to that
                             time, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of St. Joe Corporation from May 1997 until his election as President and Chief Operating Officer of that corporation in February 1998. From June 1995 until May 1997, Mr.
                             Ledsinger was Senior Vice President and Chief
                             Financial Officer of Harrah's Entertainment, Inc.
                             For more than three years prior to that, Mr.
                             Ledsinger served as Senior Vice President and Chief
                             Financial Officer of The Promus Companies
                             Incorporated, the former parent of Harrah's
                             Entertainment, Inc. He is also a director of Choice
                             Hotels International, TBC Corporation and Friendly
                             Ice Cream Corporation. He is a member and a past chairman of the Real Estate Financial Advisory
                             Council of the American Hotel and Motel
                             Association.

ROBERT H. LUTZ, JR.          Mr. Lutz served as a director of Bristol Hotel
Age 52                       Company from December 1995 until its merger into
                             FelCor in July 1998, and has served as a director
[PHOTO]                      of FelCor since that time. Mr. Lutz is currently
                             the President of R.L. Investments, Inc., a private investment firm. From 1994 through 2000, Mr. Lutz served as the Chairman and Chief Executive Officer, and a member of the executive committee, of Amresco, Inc., a financial services company. From
                             1991 to 1994, Mr. Lutz served as President and
                             Chief Operating Officer of Balcor/Allegiance Realty
                             Group, a subsidiary of the American Express Company engaged in real estate ownership and management. He is a Trustee and member of the Executive Committee of the Urban Land Institute and a past Vice
                             Chairman of the National Realty Committee.

MICHAEL D. ROSE              Mr. Rose has served as a director of FelCor since
Age 60                       July 1998. He served as the Chairman of the Board
                             of Promus Hotel Corporation from April 1995 through
[PHOTO]                      December 1997 and, thereafter, as a director until
                             December 1998. Mr. Rose served as Chairman of the
                             Board of Harrah's Entertainment Inc. from June 1995 until his retirement as of December 31, 1996. He also served as Chairman of the Board of The Promus
                             Companies Incorporated from November 1989 through
                             June 1995 and as Chief Executive Officer of that company from November 1989 to April 1994. In May
                             2001, Mr. Rose was named Chairman of the Board of Gaylord Entertainment Company, a diversified entertainment company. Mr. Rose is also a director of First Tennessee National Corporation, Stein
                             Mart, Inc. and Darden Restaurants, Inc.

DIRECTOR COMPENSATION

In lieu of cash compensation for their services during 2001, FelCor has issued to each director, except as described below, that number of shares of FelCor common stock determined by dividing (i) the sum of $35,000 plus, if a director attended more than five Board meetings during the year, $1,000 for each additional meeting attended in person and $500 for each additional telephonic meeting in which he participated, by (ii) $17.55, the closing price of the common stock on January 24, 2002, the date the issuance was authorized by the Board, and rounding to the nearest whole lot of 100 shares. In addition to such compensation, each director is reimbursed for out-of-pocket expenses incurred in connection with his or her service on the FelCor Board. No additional compensation is paid to directors for service on various Board committees.

The number of shares of FelCor common stock issued to each director for his services during 2001 is set forth below:

            NAME                                NUMBER OF SHARES
            ----                                ----------------
            Donald J. McNamara                      2,200
            Melinda J. Bush                         2,100
            Richard S. Ellwood                      2,100
            Richard O. Jacobson                     2,200
            Charles A. Ledsinger, Jr.               2,100
            Robert H. Lutz, Jr.                     2,100
            Charles N. Mathewson                    2,100
            Thomas A. McChristy                     2,100
            Michael D. Rose                         2,100

Mr. North is not permitted by his employer to accept any compensation for his services as a director of FelCor. Mr. Corcoran, who receives compensation as the President and Chief Executive Officer of FelCor, did not receive any additional or separate compensation for his services as a director in 2001.

Director compensation will be determined in a manner similar to that described above for service during 2002.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be practicable at a full Board meeting. Each committee reviews the results of its meetings with the full Board. Donald J. McNamara, the Chairman of the Board, is an ex-officio member of all committees.

The Executive Committee was established to exercise broad powers on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board. The Executive Committee is comprised of Donald J. McNamara (Chairman), Thomas J. Corcoran, Jr., Robert H. Lutz, Jr. and, until his resignation, Charles N. Mathewson.

The Executive Committee held no meetings and took no action during 2001.

The Audit Committee oversees audits, accounting, financial reporting, and internal control matters. The Audit Committee selects the independent public accountants to audit FelCor's financial statements. The committee consults with the independent accountants and reviews their audit and other work. The committee also consults with FelCor's Chief Financial Officer and Chief Accounting Officer, and reviews FelCor's internal controls and compliance with policies.

During 2001, the committee met prior to each release of earnings by FelCor to review the earnings to be reported and to examine any issues relating to the report of such earnings. The directors serving on the Audit Committee are:
Charles A. Ledsinger, Jr. (Chairman); Richard S. Ellwood; Richard O. Jacobson; and Richard C. North..

The Audit Committee held six meetings during 2001.

The Compensation Committee determines the compensation to be paid to FelCor's senior executive officers and advises the Board on the adoption of, and administers, employee benefit and compensation plans. During 2001, the Compensation Committee was comprised of Michael D. Rose (Chairman), Melinda J. Bush, Thomas A. McChristy, and Robert H. Lutz, Jr.

The Compensation Committee held three meetings during 2001.

The Corporate Governance and Nominating Committee recommends to the Board candidates for election to FelCor's Board of Directors, establishes criteria for membership on the Board and Board committees, and considers other corporate governance issues. This committee is comprised of Richard S. Ellwood (Chairman), Charles A. Ledsinger, Jr. and Michael D. Rose.

The Corporate Governance and Nominating Committee met once during 2001.

The Capital Approval Committee currently consists of three of FelCor's officers, Thomas J. Corcoran, Jr. (President and Chief Executive Officer), Lawrence D. Robinson (Executive Vice President, General Counsel and Secretary), and Richard
J. O'Brien, (Executive Vice President and Chief Financial Officer). The Board has delegated to this committee the authority to approve, and authorize actions taken in connection with, the acquisition, improvement, disposition or financing of hotel assets by FelCor within specified limits.

The Capital Approval Committee did not meet or take action during 2001.

                                 STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

The following table shows how much FelCor common stock was beneficially owned on March 18, 2002, by each person known to FelCor to beneficially own more than 5% of its common stock.

                                                                            AMOUNT AND
                                                                            NATURE OF
     NAME AND ADDRESS                                                       BENEFICIAL          PERCENT OF
     OF BENEFICIAL OWNER                                                    OWNERSHIP            CLASS(1)
     -------------------                                                    ----------          ----------
Six Continents plc.................................................         10,032,428(2)          16.2%
20 North Audley Street
London, England W1Y1WE

European Investors Inc.............................................          3,138,314(3)           5.9%
717 5th Avenue
New York, New York 10022

David J. Dunn, Trustee.............................................          2,709,877(4)           5.1%
Dunn Family Trust
9255 Towne Centre Drive, Suite 925
San Diego, California 92121

----------

(1)  Based upon 53,042,682 shares outstanding as of March 18, 2002.

(2) Includes 5,713,185 shares issuable upon redemption of FelCor Lodging Limited Partnership Units held by subsidiaries of Six Continents plc. Six Continents plc holds sole voting and dispositive power with respect to such shares.

(3) Based solely upon information contained in its Schedule 13G, dated February 12, 2002, filed on behalf of European Investors Inc., includes 2,379,314 shares held by EII Realty Securities Inc., a wholly-owned subsidiary of European Investors Inc. In their Schedule 13G, it reports that (a) European Investors Inc. has sole voting power with respect to 604,600 shares, shared voting power with respect to 137,200 shares, sole dispositive power with respect to 673,200 shares and shared dispositive power with respect to 85,800 shares and (b) EII Realty Securities Inc. has sole voting power with respect to 2,083,014 shares and sole dispositive power with respect to 2,379,314 shares.

(4) Based solely upon information contained in the Schedule 13G/A, dated February 13, 2002, filed on behalf of the Dunn Family Trust and David J. Dunn, Trustee, includes 1,231,651 shares held by the Dunn Family Trust, of which Mr. Dunn is the Trustee, and 1,437,226 shares held by Idanta Partners, Ltd., of which the Dunn Family Trust is a general partner. Based upon the Schedule 13G/A, Mr. Dunn has sole voting and dispositive power with respect to all of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows how much FelCor common stock, Series A Preferred Stock and Series B Preferred Stock was beneficially owned on March 18, 2001, by certain executive officers named in the Summary Compensation Table on page 13, each nominee and continuing director, and all directors and executive officers as a group. Unless otherwise indicated, each person owns directly the number of shares shown after his or her name in the table below.

                                                                  AMOUNT AND                        AMOUNT AND
                                  AMOUNT AND                      NATURE OF                          NATURE OF
                                  NATURE OF                       BENEFICIAL                         BENEFICIAL
                                  BENEFICIAL         PERCENT     OWNERSHIP OF         PERCENT       OWNERSHIP OF        PERCENT
      NAME OF                    OWNERSHIP OF          OF          SERIES A             OF            SERIES B             OF
BENEFICIAL OWNER                 COMMON STOCK        CLASS(1)   PREFERRED STOCK       CLASS(1)     PREFERRED STOCK      CLASS(1)
----------------                 ------------       ---------   ---------------     ------------   ---------------     ---------
Melinda J. Bush ..............          6,300(2)            *               0                  *               0               *
Thomas J. Corcoran, Jr. ......      1,134,488(3)          2.1%          3,000                  *             800               *
Richard S. Ellwood ...........         18,300(4)            *               0                  *               0               *
Richard O. Jacobson ..........         45,758               *               0                  *               0               *
Charles A. Ledsinger, Jr. ....          7,575               *               0                  *               0               *
Robert H. Lutz, Jr. ..........         30,214(5)            *               0                  *               0               *
Charles N. Mathewson .........      1,226,108(6)          2.3%        170,000(16)            2.8%         71,600(16)         1.2%
Robert A. Mathewson ..........      1,156,157(7)          2.1%         10,000                  *          24,000(17)           *
Thomas A. McChristy ..........        163,073(8)            *               0                  *               0               *
Donald J. McNamara ...........        818,384(9)          1.5%              0                  *           1,800               *
Richard C. North .............              0               *               0                  *               0               *
Michael D. Rose ..............         72,025(10)           *               0                  *          10,000(18)           *
Jack Eslick ..................        109,432(11)           *               0                  *               0               *
June H. McCutchen ............         84,762(12)           *               0                  *               0               *
Lawrence D. Robinson .........        199,813(13)           *               0                  *           1,306(19)           *
Richard J. O'Brien ...........         29,379(14)           *               0                  *               0               *
All executive officers and
directors as a group
   (20 persons) ..............      5,338,538(15)         9.5%        183,000                3.1%        109,723             1.9%

----------

* Represents less than 1% of the outstanding shares of such class.

(1) Based upon 53,042,778 shares of common stock, 5,980,475 shares of Series A Preferred Stock and 5,750,000 Depository Shares representing 57,500 shares of Series B Preferred Stock outstanding as of March 18, 2002.

(2) Includes 3,000 shares held by her IRA and 3,300 shares credited to her account in the FelCor Deferred Compensation Plan.

(3) Includes 503,249 shares that FelCor, Inc. has the right to receive upon redemption of FelCor Lodging Limited Partnership Units. Mr. Corcoran is a 50% stockholder and director of FelCor, Inc. and may be deemed to beneficially own all of the Units owned by FelCor, Inc. Also includes
         (i) an aggregate of 105,814 shares issued pursuant to stock grants which vest over a five-year period from the date of grant at 20% annually and of which 56,640 shares are fully vested, including 21,440 shares that are held in the FelCor Deferred Compensation Plan, (ii) 473,077 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days, (iii) 2,325 shares issuable upon conversion of 3,000 shares of Series A Preferred Stock, (iv) 475 shares owned by his spouse, (v) 4,785 shares owned by his children,
         (vi) 2,135 shares owned by his IRA, and (vi) 500 shares owned by Corcoran Investments, L.L.C., a limited liability company wholly-owned by him.

(4) Includes (i) 2,200 shares held by trusts of which Mr. Ellwood is a beneficiary and trustee and (ii) 1,500 shares held by R. S. Ellwood & Co., Inc., of which Mr. Ellwood is the sole stockholder.

(5) Includes (i) 15,414 shares issuable pursuant to currently exercisable stock options, and (ii) 2,500 shares owned by Mr. Lutz's spouse.

(6) Includes an aggregate of 410,524 shares of common stock issuable upon redemption of FelCor Lodging Limited Partnership Units held by trusts for Mr. Mathewson and his spouse. Also includes 131,784 shares issuable upon conversion of 170,000 shares of Series A Preferred Stock held by the Charles N. Mathewson Trust.

(7) Includes an aggregate of 1,025,438 shares of common stock issuable upon redemption of FelCor Lodging Limited Partnership Units, and 118,945 shares of common stock, held by corporations of which Mr. Mathewson is the President, a director and stockholder. Also includes 7,752 shares of common stock issuable upon conversion of 10,000 shares of Series A Preferred Stock.

(8)      Includes (i) 111,702 shares held by the T. A. McChristy Living Trust,
         (ii) 4,200 shares held by his spouse's trust, (iii) 6,101 shares held by his spouse's IRA, and (iv) 28,770 shares held by Mr. McChristy's IRA.

(9) Includes 16,184 shares held by a partnership for the benefit of certain members of Mr. McNamara's family. Mr. McNamara does not have investment control over the partnership and disclaims any beneficial ownership of the shares held by it.

(10) Includes (i) 21,600 shares owned by a trust for which Mr. Rose is the trustee, (ii) 43,275 shares owned by a corporation controlled by Mr. Rose, (iii) 750 shares owned by Mr. Rose's spouse, and (iv) 6,400 shares credited to his account in the FelCor Deferred Compensation Plan.

(11) Includes (i) 44,507 shares issued pursuant to stock grants, which vest over a five-year period from the date of grant at 20% annually and of which 14,600 shares are fully vested, including 12,600 shares that are held in the FelCor Deferred Compensation Plan, and (ii) 63,925 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days.

(12) Includes (i) 42,597 shares issued pursuant to stock grants, which vest over a five-year period from the date of grant at 20% annually and of which 12,600 shares are fully vested and held in the FelCor Deferred Compensation Plan, and (ii) 42,165 shares issuable pursuant to currently exercisable stock options.

(13) Includes (i) 60,379 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at 20% annually, of which 27,500 shares are fully vested, including 19,500 shares that are held in the FelCor Deferred Compensation Plan, (ii) 134,623 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days, and (iii) 2,694 shares held by his IRA.

(14) Represents shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at 20% annually, of which none are fully vested.

(15)     See notes 2 through 14.

(16)     Represents shares held by the Charles N. Mathewson Trust.

(17) Represents shares held by a corporation of which Mr. Mathewson is the President, a director and stockholder.

(18)     Represents shares held by a corporation controlled by Mr. Rose.

(19)     Represents shares held by his IRA.

MANAGEMENT

EXECUTIVE OFFICERS OF FELCOR

The current executive officers of FelCor, their ages, positions held and tenure are set forth in the table below.


                                                                                                               OFFICER
NAME                                                   AGE    POSITION(s) WITH FELCOR                           SINCE
----                                                   ---    -----------------------                          -------
Thomas J. Corcoran, Jr........................          53    President, Chief Executive Officer and Director    1994


Michael A. DeNicola...........................          43    Executive Vice President and Chief Investment      2001
                                                              Officer

Richard J. O'Brien............................          40    Executive Vice President and Chief Financial       2001
                                                              Officer

Lawrence D. Robinson..........................          58    Executive Vice President, General                  1996
                                                              Counsel and Secretary

Jack Eslick...................................          50    Senior Vice President, Director of                 1996
                                                              Asset Management

Lester C. Johnson.............................          49    Senior Vice President, Controller and              1995
                                                              Principal Accounting Officer

June H. McCutchen.............................          46    Senior Vice President, Director of Design and      1995
                                                              Construction

Larry J. Mundy................................          51    Senior Vice President, Director of                 1998
                                                              Administration and Business Initiatives

Andrew J. Welch...............................          40    Senior Vice President and Treasurer                1998

Business Experience of Executive Officers

Information concerning the business experience of THOMAS J. CORCORAN, JR. is set forth above under "Election of Directors-Nominees for Election as Class II Directors."

MICHAEL A. DENICOLA joined FelCor in December 2001, as its Executive Vice President and Chief Investment Officer. Mr. DeNicola has more than 20 years experience in the hospitality industry. Prior to joining FelCor, he was a Principal and the Head of the Lodging and Leisure Group for Lend Lease Real Estate Investments. From 1992 to 2000, Mr. DeNicola held a number of leadership positions with Carlson Hospitality Worldwide including Executive Vice President of Carlson Vacation Ownership, Senior Vice President of Planning, Mergers and Acquisitions, and Vice President of Operations. Prior to 1992, he served as Senior Manager and Director of Hospitality Services for Kenneth Leventhal and Company and Vice President of Hotel Investments for VMS Realty Partners.

RICHARD J. O'BRIEN began work at FelCor in June 2001, as its Executive Vice President and Chief Financial Officer. Mr. O'Brien has more than 18 years of finance experience. Prior to joining FelCor, he was a Managing Director with GE Capital Real Estate, where in various positions, he was responsible for the development of strategic alliances and new programs, e-commerce investments and debt program management. Prior to being promoted to Managing Director in 1998, he served as the Chief Financial Officer of the Americas business unit of GE Capital Real Estate. From 1994 to 1996, he served as a Technical Advisor within GE Capital Corporation's Office of the Controller, working on finance and accounting issues related to various GE Capital Corporation business units. Prior to his tenure with GE Capital Corporation, Mr. O'Brien held management positions with J.P. Morgan Incorporated from 1992 to 1994 and with KPMG Peat Marwick from 1984 to 1992.

LAWRENCE D. ROBINSON, who has served as Senior Vice President, General Counsel and Secretary of FelCor since May 1996, was named Executive Vice President , General Counsel and Secretary in March 2001. From 1972 to 1989, Mr. Robinson was a partner in the Kansas City-based law firm of Stinson, Mag & Fizzell, for which he founded and managed a Dallas, Texas office from 1982 to 1989. From 1989 through April 1996, Mr. Robinson was a partner in the Houston-based law firm of Bracewell & Patterson, L.L.P., where he served as the managing partner of its Dallas office until 1992, as the head of that office's corporate and securities law section and as chairman of its firm-wide hospitality group.

JACK ESLICK joined FelCor in April 1996 as its Vice President, Director of Asset Management. He was named Senior Vice President, Director of Asset Management in 1998. Mr. Eslick has more than 20 years experience in hotel operations. From April 1991 until he joined FelCor, Mr. Eslick served as Vice President of Operations of Promus Hotel Corporation, where he had direct responsibility for all operations in a region that grew from 14 hotels to 26 hotels. Prior to April 1991, he served in various capacities with Holiday Inns, Inc., including serving as general manager of various hotels and as a Regional Director of Operations.

LESTER C. JOHNSON, who was named Senior Vice President and Controller in March 2001, joined FelCor in September 1995 as its Vice President and Controller. Prior to joining FelCor, Mr. Johnson held various positions with Integra -- A Hotel and Restaurant Company and Show Biz Pizza Time, Inc. (now CEC Entertainment, Inc.) from 1981 to 1995. He served as the Vice President and Controller of Integra from 1991 to 1995.

JUNE H. MCCUTCHEN joined FelCor in October 1995 as Vice President, Director of Design and Construction, and was named Senior Vice President, Director of Design and Construction in 1998. Prior to her engagement by FelCor, she was an Account Executive for Hospitality Restoration & Builders, Inc. From 1992 to 1994 she was Project Manager for American General Hospitality, Inc. where she managed all capital improvement work for more than 35 properties. Prior to 1992, Ms. McCutchen was Project Manager for Hilton Hotels, Inc. from 1987 to 1992, and prior to 1987, she served as design coordinator and purchasing manager for Embassy Suites, Inc.

LARRY J. MUNDY joined FelCor in January 1998 as Senior Vice President, Director of Administration and Business Initiatives, and was named Senior Vice President, Assistant General Counsel in December 2001. From 1995 until he joined FelCor, he was Vice President of Franchise Development for Motel 6. From 1987 to 1995, he was Vice President of Development in the South/Southeast for Hilton Hotels and prior to 1987 he served as corporate counsel for Residence Inns and Embassy Suites.

ANDREW J. WELCH joined FelCor in July 1998 as the Company's Vice President and Treasurer. He was named Senior Vice President and Treasurer in March 2001. Prior to joining FelCor, Mr. Welch had served as Vice President and Treasurer of Bristol Hotel Company from August 1997. For 13 years prior to joining Bristol, Mr. Welch was responsible for originating investment banking and corporate banking business for Bank of America, N.A., Citibank, N.A. and NationsBank, N.A.

Terms of Office and Relationships

The officers of the Company are elected annually by the Board of Directors at a meeting held following each annual meeting of stockholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

There are no family relationships among any of the current directors or executive officers of the Company. As described above under "Election of Directors," Robert A. Mathewson, a nominee for election as a Class III director, is the son of Charles N. Mathewson, a Class III director who has tendered his resignation from our Board effective as of the commencement of the annual stockholders meeting in 2002. Except as described under "Election of Directors" above, none of the Company's directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or pursuant to Section 15 (d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.

EXECUTIVE COMPENSATION TABLES

The following tables show the compensation of FelCor's President and the four other most highly paid executives. See the Compensation Committee Report beginning on page 15 for an explanation of our compensation philosophy.


                           SUMMARY COMPENSATION TABLE


                                                                                               LONG TERM

                                                       ANNUAL COMPENSATION                    COMPENSATION
                                             ---------------------------------------   ------------------------------

                                                                                                         SECURITIES

                                                                        OTHER ANNUAL    RESTRICTED       UNDERLYING      ALL OTHER

                                                                        COMPENSATION      STOCK            OPTIONS/     COMPENSATION

NAME AND PRINCIPAL POSITION        YEAR      SALARY($)      BONUS($)        ($)        AWARDS($)(1)         SARS(#)        ($)(9)
---------------------------      ---------   ---------      ---------   ------------   ------------      ------------   ------------

Thomas J. Corcoran, Jr. ........      2001     412,000         60,000           None        723,850(2)           None         15,750
   President and Chief                2000     400,000        336,830           None        543,150(3)         25,000         15,750
   Executive Officer                  1999     325,000           None           None           None              None         15,000


Lawrence D. Robinson ...........      2001     274,459        125,000           None        420,300(4)         25,000         15,750
   Executive Vice President,          2000     231,750        228,325           None        417,125(5)           None         15,750
   General Counsel & Secretary        1999     225,000         40,000           None           None              None         15,000



Jack Eslick                           2001     206,000         50,000           None        373,600(6)         20,000         15,750
   Senior Vice President              2000     200,000        172,925           None        417,125(5)           None         15,750
   Director of Asset                  1999     180,000         50,000           None           None              None         15,000
   Management


June H. McCutchen                     2001     212,180         50,000           None        373,600(6)         20,000         15,750
   Senior Vice President,             2000     206,000        177,725           None        417,125(5)           None         15,750
   Director of Design and             1999     150,000         62,120           None           None              None         15,000
   Construction

Richard J. O'Brien                    2001     175,000(7)     120,000           None        588,500(8)        125,000        106,580
   Executive Vice President           2000        None           None           None           None              None           None
   and Chief Financial Officer        1999        None           None           None           None              None           None

----------

(1) There were 106,000 shares of restricted stock awarded to the above-named officers during the 2001 fiscal year. Holders of restricted stock are entitled to vote and receive dividends on such shares from the date of grant. The amount reported in this table represents the market value of the shares awarded on the date of grant, determined by the closing price of the common stock on such date, without giving effect to the diminution of value attributable to the restrictions on such stock. As of December 31, 2001, the aggregate unvested restricted stock holdings by the named executive officers consisted of 190,380 shares as set forth below, with a then current aggregate market value, determined in the same manner as of December 31, 2001, of $3,181,250, as follows: Mr. Corcoran, 58,480 shares ($977,201 in value); Mr. Robinson, 37,300 shares ($623,283 in value); Mr. Eslick, 34,800 shares ($581,508 in value); Ms. McCutchen, 34,800 shares ($581,508 in value); and Mr. O'Brien, 25,000 shares ($417,750 in value).

(2) Represents an award of 31,000 shares of restricted stock on March 15, 2001 which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $23.35 per share.

(3) Represents an award of 30,600 shares of restricted stock on April 3, 2000 which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.75 per share.

(4) Represents an award of 18,000 shares of restricted stock on March 15, 2001 which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $23.35 per share.

(5) Represents an award of 23,500 shares of restricted stock on April 3, 2000 which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.75 per share.

(6) Represents an award of 16,000 shares of restricted stock on March 15, 2001 which becomes vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $23.35 per share.

(7) Includes compensation only from the date of commencement of Mr. O'Brien's employment with FelCor (June 2001).

(8) Represents an award of 25,000 shares of restricted stock on June 4, 2001, which become vested over a five-year period at the rate of 20% per year. The value is based upon $22.56, the average of the high and low trading prices of the common stock on the date upon which Mr. O'Brien accepted employment with the Company.

(9) These amounts represent the Company's contributions to the Company's employee savings and investment plan in the amount of up to $15,750 to each executive officer and, in the case of Mr. O'Brien, a moving allowance of $79,830 paid to him in connection with the commencement of his employment. The executive officers receive health and disability insurance benefits which do not exceed 10% of their respective salaries. These benefits are also made available to other employees of the Company.

The following table sets forth information regarding the grants of stock options to the Company's named executive officers during the 2001 fiscal year. The options were granted pursuant to the Company's 1995 and 1998 Restricted Stock and Stock Option Plans. The exercise price of each option is equal to the closing price of the Company's common stock on the New York Stock Exchange on the date of grant. No stock appreciation rights ("SARs") were granted during the 2001 fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                 INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------

                                                                                            POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF          PERCENT OF                                ASSUMED ANNUAL RATES OF STOCK
                               SECURITIES       TOTAL OPTIONS                             PRICE APPRECIATION FOR OPTION TERM
                               UNDERLYING        GRANTED TO    EXERCISE OR                ----------------------------------
                                OPTIONS         EMPLOYEES IN   BASE PRICE    EXPIRATION
     NAME                       GRANTED          FISCAL YEAR    ($/SHARE)       DATE           5%                    10%
     ----                      ----------       ------------   -----------   ----------   -------------         ------------
Thomas J. Corcoran, Jr.           None                 0%            N/A            N/A            N/A                  N/A

Richard J. O'Brien             100,000(1)             33%       $   22.56       06/04/11   $  1,419,000         $  3,595,482

                                25,000(2)              8%       $   15.62       11/07/11   $    245,500         $    622,356

Lawrence D. Robinson            25,000(2)              8%       $   15.62       11/07/11   $    245,500         $    622,356

Jack Eslick                     20,000(2)              7%       $   15.62       11/07/11   $    196,400         $    497,885

June H. McCutchen               20,000(2)              7%       $   15.62       11/07/11   $    196,400         $    497,885

----------

(1)      Vests over five years, at the rate of 20% per year, beginning in 2002.

(2)      Vests in a single installment on November 7, 2005.

The unexpired stock options to purchase the Company's common stock held by named executive officers of the Company at December 31, 2001, are summarized in the table below.

                          FISCAL YEAR END OPTION VALUES

                                     NUMBER OF SECURITIES
                                    UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                          OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                      DECEMBER 31, 2001                DECEMBER 31, 2001(1)
                                 -----------------------------     -------------------------------
         NAME                    EXERCISABLE     UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
         ----                    -----------     -------------     -----------       -------------
Thomas J. Corcoran, Jr               434,248            65,705     $        0        $          0
Lawrence D. Robinson                 123,196            39,066     $        0        $     27,250
Jack Eslick                           58,081            28,483     $        0        $     21,800
June H. McCutchen                     36,321            28,483     $        0        $     21,800
Richard J. O'Brien                         0           125,000     $        0        $     27,250

----------

(1) Based on the difference between the option exercise price for all outstanding options and the closing sale price for the common stock on the New York Stock Exchange on December 31, 2001, which was $16.71 per share.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Compensation Committee works with senior management to develop and implement FelCor's executive compensation philosophy. Historically, FelCor's philosophy on executive compensation had been to provide a base cash compensation that was at or below the average of other equity hotel REITs, and to provide additional incentive compensation in the form of discretionary cash bonuses and grants of options and restricted stock based on the realization of stated objectives, such as acquisitions, financings, renovations, improvements in funds from operations and other similar criteria expected to result in improvements in total stockholder return.

The Compensation Committee's compensation program for FelCor's executive officers is based, in part, on the recommendations of a consulting firm that was engaged in 2000 and in part on the compensation levels of executive officers of competitive companies identified by the consulting firm. The compensation program is comprised of a base salary, a cash bonus component and a long-term incentive element, in the form of grants of restricted stock that vest over a five-year period at 20% per year. The cash bonus component for all executive officers is tied, in whole or in part, to corporate EBITDA performance and, for certain officers, in part to the achievement of specific objectives within their control. The amount of cash bonuses is determined based upon the attainment of one of three levels of performance.

FelCor believes that the award of significant incentive compensation in the form of restricted stock provides management with incentives consistent with the interests of stockholders. As a result of this philosophy, executive compensation may be at or below other equity hotel REITs during periods of average performance and above that of the competitive set during periods of above average growth or performance. The competitive set that has been used by the committee to measure performance includes other equity hotel REITs, particularly those whose capitalization, revenues, assets, market value and total stockholder returns are most nearly comparable to those of FelCor. Since REITs do not pay taxes at the corporate level, no policy has been established with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code.

Executive Compensation

During 2001, Mr. Corcoran, FelCor's President and Chief Executive Officer received a base salary of $412,000 per year. This base cash compensation, like that paid to other executive officers, is related primarily to competitive factors and is not tied to FelCor's financial performance or the achievement of specific goals. The base compensation of FelCor's executive officers was increased in 2001 over 2000, consistent with inflation.

In addition to base salary, FelCor's executive officers were eligible to receive cash bonuses based upon their attainment of the performance criteria established by the committee for 2001. FelCor's performance was substantially below expectations in 2001, due in part to the terrorist attacks in September 2001 and their effects upon the nation's economy in general, and upon the lodging industry in particular. As a result of the decreased performance, substantially all of the executive officers would have received no cash bonuses, since the minimum bonus criteria was not met.

The committee took into consideration the extraordinary effect of the September terrorist attacks on the Company's performance in 2001, as well as the substantial time and efforts expended by the executive officers in connection with the attempted merger with MeriStar, which was terminated as a result of the September attacks and the subsequent decline in the capital markets. The committee realized that most of the work for the merger had been expended prior to its termination. As a result of these extraordinary events, the committee determined that a small cash bonus should be paid to certain executive officers, even though those officers did not meet the minimum criteria under the established bonus program. For these reasons, the committee approved year-end cash bonuses for employees in the aggregate amount of $500,000 for 2001.

It is expected that future cash bonuses, if any, paid to FelCor's executive officers will be based again upon the attainment by both FelCor and the individual of performance objectives established by the committee each year. In this regard, the committee has approved performance criteria for 2002 based upon performance expectations for FelCor and for certain individual officers in 2002.

FelCor added two new executive officers in 2001: Richard J. O'Brien, who became FelCor's Executive Vice President and Chief Financial Officer and Michael A. DeNicola, who became FelCor's Executive Vice President and Chief Investment Officer. The base compensation for each of Messrs. O'Brien and DeNicola was recommended by the President and Chief Executive Officer and approved by the committee in accordance with the guidelines set forth above. In addition, in connection with their commencement of employment, the committee approved the grant of certain shares of restricted stock and stock options, as discussed below.

Other Incentive Compensation

Routine annual awards of an aggregate of 114,000 shares of restricted stock were made to the executive officers during 2001. These awards were made consistent with the committee's belief that grants of restricted stock should be a significant component of compensation for executive officers. Although there is no generally applicable policy or formula for these or future grants, these grants were made, and the committee anticipates that future grants will be made, generally in relation to base salary.

In addition, in connection with the employment of Mr. O'Brien and Mr. DeNicola, and as an inducement to them to accept such employment, the Compensation Committee awarded a grant of 25,000 shares of restricted stock to Mr. O'Brien and of 15,000 to Mr. DeNicola. These shares, as well as the shares awarded to the other executives, will become vested over a five-year period at the rate of 20% per year. In addition, the committee awarded options to purchase 100,000 shares of common stock to Mr. O'Brien and 50,000 shares to Mr. DeNicola at exercise prices equal to the fair market value of the FelCor common stock on the dates of their acceptance and commencement of employment, respectively. These options will also become vested over a five-year period at the rate of 20% per year.

The committee had previously determined that stock options do not provide meaningful incentives for REIT executives because of the lack of expectation of substantial price increases for REIT stocks. As a result of the dramatic decline of the Company's stock price following the September terrorist attacks, however, the committee believed there existed an opportunity to utilize the grant of stock options as part of its incentive program. The committee also took into consideration the fact that outstanding stock options held by executive officers were generally "out of the money," and that the prior grants of restricted stock would not be as meaningful given the expectation that the Company would reduce the dividend payments on its common stock. As a result, the committee granted options to purchase an aggregate of 150,000 shares of the Company's common stock in November 2001. Unlike prior grants of stock options, however, these options were issued with cliff vesting provisions such that none of the options vested until four years after the date of grant, at which time all of the options vest. The committee believed this vesting schedule would create greater incentives for the executive officers receiving these options to remain in FelCor's employ.

Because of the importance of long-term incentive compensation in FelCor's compensation plan and the limited availability of shares for awards under existing plans, the committee approved and recommends the adoption of the 2001 Restricted Stock and Stock Option Plan.

Employment Arrangements

FelCor has entered into an employment agreement with Mr. Corcoran that continues in effect until December 31, 2002 and automatically renews for successive one-year terms, unless otherwise terminated. Under this agreement, Mr. Corcoran serves as the President and Chief Executive Officer of FelCor. The agreement provides that Mr. Corcoran be paid a salary in excess of a stated minimum and that a comprehensive medical plan be maintained for the benefit of Mr. Corcoran and his dependents. None of the other officers of FelCor has an employment agreement. FelCor has entered into change in control and severance agreements with each of its executive officers and certain other key employees. Each of these agreements currently extend until December 31, 2002, and will automatically renew for successive one-year terms, unless terminated. In the event of a potential change in control, each covered employee agrees to remain in the employ of FelCor until the earlier of one year following the "potential change in control" or six months following an actual "change in control." Following a "change in control," if a covered employee's employment is terminated by FelCor other than for disability, retirement, or "cause" (or by the employee for "good reason"), then the employee will be entitled to (i) the immediate vesting of all stock options, awards of restricted stock and other benefits previously awarded or credited to his account and (ii) a lump sum severance payment of between 2.99 and 0.5 times the employee's average total annual compensation over the past three years. FelCor will be required to "gross-up" the severance payment to cover excise taxes on the benefits, thereby providing such benefits to the employee on a net basis, after payment of any such excise taxes.

FelCor also maintains a 401(k) Plan, health insurance and other benefits generally available to all employees. FelCor also provides a deferred compensation plan that is available only to directors and employees making in excess of $100,000 per year. FelCor makes no matching or other contributions to this plan, other than the payment of its operating and administrative expenses.

This report has been furnished by the current members of the Compensation Committee.

                                   ----------

                    Michael D. Rose         Thomas A. McChristy

                    Melinda J. Bush         Robert H. Lutz, Jr.

COMPENSATION COMMITTEE INTERLOCKS

None of the members of the Compensation Committee were officers or employees of FelCor or had any relationship with the Company requiring disclosure under regulations promulgated by Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At December 31, 2000, FelCor and its subsidiaries leased a total of 85 hotels directly to, or to subsidiaries of, DJONT Operations, L.L.C. under Percentage Leases. Hervey A. Feldman, who served as the Chairman of the Board of FelCor until July 1998, and Thomas J. Corcoran, Jr., the President, Chief Executive Officer and a director of FelCor, beneficially owned all of the voting common equity interests (50% of the common equity interest) in, and served as officers and managers of, DJONT. The remaining 50% non-voting common equity interest in DJONT was held by entities owned by the children of Charles N. Mathewson, a director of FelCor.

Effective January 1, 2001, the Company acquired from the prior owners and contributed to a newly formed taxable REIT subsidiary all of the equity interests in DJONT. In consideration for the equity interests in DJONT, the Operating Partnership issued an aggregate of 416,667 units of limited partner interest then valued at approximately $10 million. At the time of acquisition, DJONT had an accumulated shareholders' deficit of approximately $24.5 million. Mr. Corcoran and Mr. Mathewson, whose personal interests were in conflict with those of the Company relating to this acquisition, abstained from participation in the Board of Directors' discussion and vote on this matter.

In May 2000, subsidiaries of Six Continents plc (formerly Bass plc) acquired all of the outstanding stock of Bristol Hotels & Resorts through a merger. Richard
C. North, a director of FelCor, is the Group Finance Director of Six Continents plc.

In connection with its acquisition of Bristol Hotels & Resorts in 2000, a subsidiary of Six Continents plc contributed an aggregate of 5,713,185 shares of outstanding FelCor common stock held by it to FelCor Lodging Limited Partnership in exchange for a like number of Units of limited partner interest. If these Units were to be redeemed for FelCor common stock, Six Continents plc and its affiliates would own approximately 17.1% of FelCor's common stock. The exchange by Six Continents of common stock for Units did not affect FelCor's FFO or earnings per share, although it resulted in the reduction of FelCor's percentage ownership in FelCor Lodging Limited Partnership from approximately 95% to approximately 87%.

On January 1, 2001, the Company acquired from subsidiaries of Six Continents Hotels the leases covering 11 of the Company's hotels and terminated the related management agreements in exchange for 413,585 units of limited partnership interest then valued at approximately $10 million, including the cost of terminating one additional lease in connection with the sale of the related hotel. The Company acquired the remaining 88 leases held by subsidiaries of Six Continents Hotels on July 1, 2001. As consideration for the acquisition of these leases, the Company entered into long-term management agreements with Six Continents Hotels for these hotels and FelCor issued an aggregate of 100 shares of common stock to the sellers. Mr. North, because of his position with the parent of Six Continents Hotels, had interests in conflict with those of FelCor in these transactions and abstained from participation in the Board of Directors' discussion and vote on such matters.

Percentage Leases and Management Agreements

The Percentage Leases originally entered into by the Company with DJONT and Bristol Hotels & Resorts generally had initial terms of five to 15 years and provided for the payment by the lessees to the FelCor subsidiary owning the property a minimum base rent or, if greater, rent measured as a percentage of room or suite revenue and certain other hotel revenues. The lessees were entitled to all profits from the operation of the hotels leased by them, after the payment of rent and the operating, management and certain other expenses of the hotels. During 2000, DJONT paid approximately $277 million, and Bristol Hotels & Resorts paid approximately $260 million, in lease rent to the Company. During the first half of 2001, Bristol Hotels & Resorts paid approximately $115 million to the Company as rent.

The management agreements entered into with Six Continents Hotels in exchange for the 88 leases acquired on July 1, 2001, generally have initial terms of 12 to 17 years and provide for the payment of a base management fee to Six Continents Hotels of 2% of the adjusted gross revenues and 5% of the room revenues of each hotel managed. In addition, Six Continents Hotels may receive, as an incentive fee, a percentage of hotel profits in excess of specified returns to FelCor on its investment in the hotels. In the event of the early termination of one of these management agreements by FelCor, it may be obligated to pay Six Continents Hotels a replacement management fee and/or liquidated damages. However, if the early termination occurs as a result of the sale of a managed hotel, no liquidated damages will be payable by FelCor if it reinvests the net proceeds of the sale in one or more hotels licensed by Six Continents Hotels within one year of the date of sale.

Sharing of Offices and Employees

FelCor shares its executive offices and certain employees with DJONT, which was controlled by Messrs Feldman and Corcoran prior to its acquisition by FelCor on January 1, 2001, and with FelCor, Inc., another entity controlled by them. Prior to 2001, DJONT bore, and FelCor, Inc. continues to bear, its share of the costs thereof, including an allocated portion of the rent, salaries of certain personnel, office supplies, telephones and depreciation of office furniture, fixtures and equipment. Any such allocation of shared expenses to FelCor must be approved by a majority of the Independent Directors of FelCor. During 2000, FelCor paid approximately $7.5 million (or 89.4% of all allocable expenses) under this arrangement. During 2001, FelCor, Inc., paid approximately $45,000 of such expenses and FelCor bore the balance of such expenses. Mr. Corcoran's salary is paid solely by FelCor and he receives no salary from the other entities. Mr. Corcoran is the President, Chief Executive Officer and a director of FelCor and also serves as a director (or manager) and the President of FelCor, Inc. For a description of Mr. Corcoran's employment agreement and of the change in control and severance agreements between FelCor and its executive officers and certain other key employees, please see the discussion under "Employment Arrangements" in the Compensation Committee Report, beginning on page 15.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies furnished to FelCor and representations from the officers and directors, FelCor believes that all Section 16(a) filing requirements for the year ended December 31, 2001, applicable to its officers, directors and greater than ten percent (10%) beneficial owners were satisfied, except that a partnership for the benefit of Mr. McNamara's children sold an aggregate of 100,000 shares of FelCor common stock on three separate days during November 2001, which sales were not reported until a Form 5 was filed on March 22, 2002.

Based on written representations from the officers and directors, the Company believes that all Forms 5 for directors, officers and greater than ten percent (10%) beneficial owners that have been filed with the SEC are the only Forms 5 required to be filed for the period ended December 31, 2001.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four directors and operates under a written charter adopted by the Board of Directors. FelCor considers all members to be independent as defined by New York Stock Exchange listing standards; however, Mr. North, as Group Finance Director of Six Continents plc, may be considered to have a business relationship with FelCor. The Board has determined, in its business judgment, that such relationship does not interfere with his exercise of independent judgment.

Management is responsible for the Company's internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company's independent auditors, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee the financial reporting processes.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with both management and PricewaterhouseCoopers LLP. Specifically, the Audit Committee has discussed with PricewaterhouseCoopers LLP matters required to be discussed by SAS 61, 89 and 90 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company.

Based on the Audit Committee's review of the audited consolidated financial statements and its discussions with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

This report has been furnished by the current members of the Audit Committee.

                                   ----------

     Charles A. Ledsinger, Jr.                     Richard S. Ellwood

     Richard O. Jacobson                           Richard C. North.


INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers, LLP has served as auditors for FelCor during 2001 and will serve in that capacity for 2002, unless the Board subsequently determines that a change is desirable. A representative of the auditors is expected to be at FelCor's 2002 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if desired.

Audit Fees

Fees billed by PricewaterhouseCoopers LLP for the audit of the Company's 2001 annual financial statements and the reviews of the quarterly financial statements included in the Company's Forms 10-Q totaled $249,000.

Financial Information Systems Design and Implementation Fees

No fees were billed by Pricewaterhouse-Coopers LLP for services related to financial information systems design and implementation during 2001.

All Other Fees

Fees billed by PricewaterhouseCoopers LLP in 2001 for all other services, consisting primarily of fees for tax related services and fees related to other SEC filings, totaled $1,296,496.

Auditor Independence

In determining the independence of PricewaterhouseCoopers LLP, the Audit Committee considered whether the provision of the non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

STOCK PERFORMANCE GRAPH

Annual total returns to FelCor stockholders are shown in the performance graph appearing below. The graph shows the relative investment performance of FelCor common stock, the S&P 500, and the NAREIT Equity Index from December 31, 1996, through December 31, 2001.


                                    [GRAPH]


                                      12/31/96    12/31/97  12/31/98    12/31/99   12/31/00   12/31/01
                                      --------    -------   --------    --------   --------   --------

FelCor Lodging Trust                    100.0      106.3       74.0         63.7      97.0       75.7

NAREIT Equity Index                     100.0      120.3       99.2         94.6     119.6      136.2

S&P 500 Total Return                    100.0      133.4      171.5        207.6     188.7      166.2

      PROPOSAL 2 - ADOPTION OF 2001 RESTRICTED STOCK AND STOCK OPTION PLAN

The Board of Directors originally approved the 2001 Restricted Stock and Stock Option Plan, or 2001 Plan, in July 2001 in anticipation of the proposed merger with MeriStar. As initially approved, the plan provided an aggregate of 1 million shares to assure that adequate resources would be available to provide incentives to attract and retain executive officers and key employees. Given the termination of the proposed merger with MeriStar following the events of September 11, 2001, the Board amended the 2001 Plan to reduce the number of plan shares from 1 million to 750,000 and to expressly prohibit the repricing of options issued under the 2001 Plan. As so amended, the Board of Directors has approved the 2001 Plan and recommends to stockholders that it be adopted at the 2002 Annual Meeting of Stockholders.

The 2001 Plan will be approved by FelCor's stockholders if a quorum is present at the Annual Meeting of Stockholders and if the number of votes cast for approval of the 2001 Plan exceeds the number of votes cast against its approval.

The following table provides information regarding the status of FelCor's existing equity compensation plans at December 31, 2001.

EQUITY COMPENSATION PLAN INFORMATION


                                        NUMBER OF SECURITIES TO BE        WEIGHTED-AVERAGE            NUMBER OF SECURITIES
                                          ISSUED UPON EXERCISE OF         EXERCISE PRICE OF         REMAINING AVAILABLE FOR
                                            OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,         FUTURE ISSUANCE UNDER
          PLAN CATEGORY                     WARRANTS AND RIGHTS          WARRANTS AND RIGHTS       EQUITY COMPENSATION PLANS
          -------------                 --------------------------       -------------------       -------------------------

Equity compensation plans
approved by security holders .......            2,037,612                 $       22.86                  460,260

Equity compensation plans not
approved by security holders .......                3,600                 $       19.50                  750,000(1)

Total ..............................            2,041,212                 $       22.86                1,210,260

----------

(1)      Being submitted to stockholders for adoption at this meeting.

DESCRIPTION OF 2001 PLAN

The following summarizes some of the more significant aspects of the 2001 Plan. This summary is not intended to be complete and is subject in all respects to the terms of the FelCor 2001 Plan, a complete copy of which is attached as Appendix A to this Proxy Statement. No awards have been made under the FelCor 2001 Plan.

     Share Authorization. The 2001 Plan provides for:

(1)  the grant of stock options to purchase shares of FelCor common stock; or

(2)  the grant of FelCor common stock, which will be restricted shares of stock.

Under the 2001 Plan, an aggregate of 750,000 shares of FelCor common stock are available for grant.

The 2001 Plan provides that in the event of any subdivision or consolidation of outstanding shares of FelCor common stock or the declaration of a dividend payable in shares of FelCor common stock, a capital reorganization or reclassification, or other similar transaction, the compensation committee may adjust proportionally:

(1) the number of shares of FelCor common stock reserved under the 2001 Plan and covered by awards under it;

(2)      the exercise or other price in respect of such awards; and

(3) the appropriate fair market value and other price determinations for such awards.

In the event of a corporate merger, consolidation, reorganization or liquidation, in which FelCor is not the surviving company, the compensation committee shall be authorized to issue new options, or to make provisions for the acceleration of the exercisability of, or lapse of restrictions with respect to, awards and the termination of unexercised options, in connection with such transaction.

         Purpose and Administration. The Board of Directors has approved the 2001 Plan to provide incentives to attract and retain independent directors, executive officers and key employees. The 2001 Plan is administered by the Compensation Committee or, in the case of grants to independent directors, by the Board of Directors. The Compensation Committee generally has the authority, within limitations set forth in the 2001 Plan:

(1)      to establish rules and regulations concerning the 2001 Plan;

(2) to determine the persons who may be granted options and restricted shares;

(3) to fix the number of shares of FelCor common stock to be covered by each option and the number of restricted shares granted; and

(4) to set the terms and provisions of each grant of options or restricted shares to be granted.

However, the Compensation Committee may not, unless approved by (or subject to the approval of) stockholders, effect a repricing of all or any of the options outstanding under the 2001 Plan at any time. In addition, during any calendar year, the maximum number of shares for which an award may be granted under the 2001 Plan to any person whose compensation is subject to the limitation on deductibility under Section 162(m) of the code, is 250,000 shares.

         Eligibility. Participants in the 2001 Plan may be directors, officers or employees of FelCor, its subsidiaries, or designated affiliates, as are selected by the Compensation Committee.

         Options. Options granted under the 2001 Plan may be incentive stock options under Section 422 of the Internal Revenue Code or non-qualified options, at the discretion of the Compensation Committee, except incentive stock options will not be granted to employees of any affiliate which is a partnership, or to independent directors. The 2001 Plan provides that the exercise price of an option will be fixed by the Compensation Committee on the date of grant; but, the exercise price of an incentive stock option must be not less than the fair market value of a share of FelCor common stock on the date of the grant. The exercise price of each option will be paid in full at the time of exercise in cash or, to the extent, if any, authorized in the option agreement, or by the Compensation Committee, by means of tendering shares of FelCor common stock valued at fair market value on the date of exercise. In the case of an incentive stock option granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of FelCor capital stock, the option price will not be less than 110% of the fair market value of a share of FelCor common stock on the date of grant. Each option must expire within ten years from the date of the grant except that any incentive stock option granted to a ten percent owner must expire within five years from the date of the grant. Options granted under the 2001 Plan will not be incentive stock options to an individual participant to the extent the aggregate fair market value of the FelCor common stock, determined as of the date of grant, subject to those options under the 2001 Plan, or under any other plan maintained by FelCor or a subsidiary which first become exercisable by that participant in any year, exceeds $100,000.

         Restricted Stock Awards. The 2001 Plan also permits the Compensation Committee to grant restricted shares. Restricted shares will be subject to the terms and conditions imposed by the Compensation Committee. Except for restrictions on transfer set by the Compensation Committee, the participants have all the rights of a holder of FelCor common stock as to the restricted shares, including the right to vote the shares and the right to receive any cash distributions. Except as determined by the Compensation Committee at the time of grant or otherwise, if an employee is terminated for any reason during the restriction period, all unvested restricted shares will be forfeited by the participant.

         Termination and Amendment. No options shall be granted and no restricted shares may be awarded under the 2001 Plan on or after January 24, 2012. The Board of Directors may amend any award previously granted, prospectively or retroactively. No amendment may impair the rights of any participant under any award without the consent of that participant, except as expressly provided in the 2001 Plan or in the award for any amendment made to cause the plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act. The 2001 Plan may be terminated, modified or amended by the Board of Directors at any time. Any modification or amendment either (1) increasing the total number of shares which may be issued under options or as restricted shares (2) extending the term of the 2001 Plan, or (3) materially modifying the requirements as to eligibility to receive options or restricted shares is subject to stockholder approval within one year of the adoption of such amendment. No termination, modification or amendment of the 2001 Plan will adversely alter or affect the terms of any then outstanding options or restricted shares without the consent of the holders.

         Federal Income Taxes. No income is recognized by a participant in the 2001 Plan at the time an option is granted. If the option is an incentive stock options, no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

A participant will recognize income on account of a restricted share award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the FelCor common stock for which the restrictions have lapsed on that date.

The employer, either FelCor or its affiliate, will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or the vesting of a stock award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of FelCor common stock acquired upon the exercise of an incentive stock option.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2001 PLAN.

ADDITIONAL INFORMATION

Other Business

FelCor's Board does not intend to bring, and knows of no one intending to bring, any matter before the annual meeting other than the election of the director nominees and the adoption of the 2001 Plan. If any other matter is properly brought before the meeting, the persons named as proxies will vote them in accordance with the direction of the Board of Directors.

Outstanding Shares

On March 18, 2002, a total of 53,042,778 shares of FelCor common stock was outstanding. Each outstanding share of common stock is entitled to one vote.

Annual Report

FelCor's 2001 Annual Report to Stockholders is enclosed with this Proxy Statement. FelCor's Annual Report to Stockholders, this Proxy Statement and its Annual Report on Form 10-K may also be viewed on its website at WWW.FELCOR.COM. WE WILL ALSO SEND YOU A COPY OF FELCOR'S ANNUAL REPORT ON FORM 10-K FOR 2001 IF REQUESTED IN WRITING SENT TO THE CORPORATE SECRETARY AT THE ADDRESS LISTED UNDER "QUESTIONS" BELOW.

How We Solicit Proxies

In addition to this mailing, FelCor employees may solicit proxies personally, electronically, or by telephone. FelCor pays the costs of soliciting the proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Stockholder Proposals for Next Year

The deadline for stockholder proposals eligible for inclusion in next year's proxy statement is December 7, 2002. All proposals should be submitted in writing to the Secretary of FelCor at the address listed under "Questions" below.

Questions

If you have questions or need more information about the annual meeting, you may write to:

Corporate Secretary
FelCor Lodging Trust Incorporated
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062

You may also or call us at (972) 444-4900 or send us an e-mail at INFORMATION@FELCOR.COM. We also invite you to visit FelCor's Internet site at WWW.FELCOR.COM.

                                                                      APPENDIX A







                        FELCOR LODGING TRUST INCORPORATED


                   2001 RESTRICTED STOCK AND STOCK OPTION PLAN


                                  (AS AMENDED)

                        FELCOR LODGING TRUST INCORPORATED

                   2001 RESTRICTED STOCK AND STOCK OPTION PLAN

                                TABLE OF CONTENTS


Section 1. Establishment, Purpose, and Effective Date of Plan.....................1
     1.1     Establishment........................................................1
     1.2     Purpose..............................................................1
     1.3     Effective Date.......................................................1

Section 2. Definitions............................................................1
     2.1     Definitions..........................................................1
     2.2     Gender and Number....................................................2

Section 3. Eligibility and Participation..........................................3
     3.1     Eligibility and Participation........................................3

Section 4. Administration.........................................................3
     4.1     Administration.......................................................3

Section 5. Stock Subject to Plan..................................................3
     5.1     Number...............................................................3
     5.2     Lapsed Awards........................................................3
     5.3     Adjustment in Capitalization.........................................3

Section 6. Shareholder Approval and Duration of Plan..............................4
     6.1     Shareholder Approval.................................................4
     6.2     Duration of Plan.....................................................4

Section 7. Stock Options..........................................................4
     7.1     Grant of Options.....................................................4
     7.2     Option Agreement.....................................................4
     7.3     Option Price.........................................................4
     7.4     Duration of Options..................................................5
     7.5     Exercise of Options..................................................5
     7.6     Payment..............................................................5
     7.7     Restrictions on Stock Transferability................................5

     7.8     Termination of Employment Due to Death or Disability.................5
     7.9     Termination of Employment Other than for Death or Disability.........5
     7.10    Nontransferability of Options........................................5
     7.11    Cancellation.........................................................6

Section 8. Restricted Stock.......................................................6
     8.1     Grant of Restricted Stock............................................6
     8.2     Transferability......................................................6
     8.3     Other Restrictions...................................................6
     8.4     Voting Rights........................................................6
     8.5     Dividends and Other Distributions....................................6
     8.6     Termination of Employment............................................6

Section 9. Rights of Employees....................................................7
     9.1     Employment...........................................................7

Section 10. Amendment, Modification and Termination of Plan.......................7
     10.1    Amendment, Modification, and Termination of Plan.....................7

Section 11. Miscellaneous Provisions..............................................7
     11.1    Tax Withholding......................................................7
     11.2    Stock Withholding Elections..........................................7
     11.3    Severability.........................................................7
     11.4    Notice...............................................................7

Section 12. Indemnification.......................................................8
     12.1    Indemnification......................................................8

Section 13. Requirements of Law...................................................8
     13.1    Requirements of Law..................................................8
     13.2    Governing Law........................................................8

                        FELCOR LODGING TRUST INCORPORATED

                   2001 RESTRICTED STOCK AND STOCK OPTION PLAN

          Section 1. Establishment, Purpose, and Effective Date of Plan

         1.1 Establishment. FelCor Lodging Trust Incorporated, a Maryland corporation, hereby establishes the "FELCOR LODGING TRUST INCORPORATED 2001 RESTRICTED STOCK AND STOCK OPTION PLAN" (THE "PLAN") for Independent Directors, executive officers and key employees. The Plan permits the grant of stock options and restricted stock as a payout media for payments under the plan.

         1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Independent Directors, executive officers and key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Independent Directors, executive officers and key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

         1.3 Effective Date. The Plan shall become effective on January 24, 2002, ("Effective Date"), although it is subject to shareholder approval as provided in Section 6.1.

                             Section 2. Definitions

         2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

         (a) "Award" means, collectively, each Option, or Restricted Stock, granted under this Plan except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the Compensation Committee of the Board; provided, however, that for any grant to an Independent Director, the remaining members of the Board shall serve as the Compensation Committee with respect to such grant, including, but not limited to, the approval of the grant. The Board, as a whole, may take any action which the Committee is authorized to take hereunder.

         (e) "Company" means FelCor Lodging Trust Incorporated, a Maryland corporation.

         (f) "Disability" means an individual who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

         (g) "Employee" means an employee (including officers and directors who are also employees) of the Company or its subsidiaries, affiliates (including partnerships) or any branch or division thereof.

         (h) "Fair Market Value" of a share of Stock means the reported closing sales price of the Stock on the New York Stock Exchange Composite Tape on that date, or if no closing price is reported on that date, on the last preceding date on which such closing price of the Stock was so reported. If the Stock is not traded on the New York Stock Exchange at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded. In the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

         (i) "Independent Director" means a director of the Company who is not an Employee.

         (j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code or
(ii) a "nonstatutory stock option."

         (k) "Participant" means any Employee or Independent Director designated by the Committee to participate in the Plan.

         (l) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 8 of the Plan.

         (m) "Restricted Stock" means Stock granted to a Participant pursuant to
Section 8 of the Plan.

         (n) "Stock" means the common stock of the Company, par value of $.01.

         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                    Section 3. Eligibility and Participation

         3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among the Independent Directors and Employees who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                            Section 4. Administration

         4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

                        Section 5. Stock Subject to Plan

         5.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 750,000, subject to adjustment upon the occurrence of any of the events indicated in Section 5.3 hereof. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. Without limitation, no officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive Awards pursuant to this Plan in excess of 250,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum").

         5.2 Lapsed Awards. If any Award granted under the Plan terminates, expires, lapses or is canceled for any reason, any shares of Stock subject to such Award again shall be available for the grant of an Award hereunder. The Committee shall not, unless approved by (or subject to the approval of) shareholders, effect a repricing of all or any of the Options outstanding under the Plan at any time. Further, except as otherwise provided in Section 7.11 hereof, the Committee shall not, without the consent of the affected Optionee, have the authority to effect the cancellation or modification of any or all outstanding Options.

         5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after the Effective Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to the Plan and to each Award hereunder, and to the stated Option price (if any) of each Award, shall be adjusted appropriately by the Committee or the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee or the Board also shall have discretion to make appropriate adjustments in the number and type of shares subject to an Award of Restricted Stock under the Plan pursuant to the terms of such an Award. In the event of a merger or consolidation where the Company is not the surviving corporation, the surviving corporation shall be required to assume the outstanding Awards which have not been canceled, and the Committee, in its sole discretion, shall adjust the number of shares, and the Option price (if any), so as to neither reduce or enlarge the rights of the Participant, including, but not limited to, dividing the shares and the Option price (if any) by the exchange ratio.

              Section 6. Shareholder Approval and Duration of Plan

         6.1 Shareholder Approval. All Awards granted under this Plan are subject to, and may not be exercised before, and will be rescinded and become void in the absence of, the approval of this Plan by a majority of the shareholders voting thereon at a meeting of shareholders, at which a quorum is present, held prior to the first anniversary date of the Board meeting held to approve this Plan.

         6.2 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate pursuant to Section 10 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth (10th) Anniversary of the Effective Date.

                            Section 7. Stock Options

         7.1 Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee, and for all purposes hereof, the date of such grant shall be the date on which the Committee takes formal action to grant an Option, provided that it is followed, as soon as reasonably practicable, by written notice to the person receiving the Option. The Committee shall have complete discretion in determining the number of Options granted to each Participant and the terms and provisions thereof. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant; provided, however, that the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock, with respect to which all incentive stock options granted under any plan of the Company are exercisable for the first time by a Participant during any calendar year, may not exceed $100,000. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts that exceed the maximum established by Section 422 of the Code.

         7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

         7.3 Option Price. The Option price of each share of Stock subject to each Option granted pursuant to this Plan shall be determined by the Committee at the time the Option is granted and, in the case of incentive stock options, shall not be less then 100% of the Fair Market Value of a share of Stock on the date the Option is granted, as determined by the Committee. In the case of incentive stock options granted to any person who owns, directly or indirectly, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock ("Ten Percent Owner"), the Option price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option price of each share of Stock subject to a nonstatutory stock option under this Plan shall be determined by the Committee, in its sole discretion, prior to granting the Option.

         7.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no incentive stock option shall be exercisable later than ten (10) years from the date of its grant, and no incentive stock option granted to a Ten Percent Owner shall be exercisable later than five (5) years from the date of its grant.

         7.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Unless otherwise expressly provided in the Option, no Option may be exercised within six (6) months after the date of grant. Each Option that is intended to qualify as an incentive stock option pursuant to Section 422 of the Code shall comply with the applicable provisions of the Code pertaining to such Options. Without limitation, the Committee may, in its sole discretion, accelerate the date on which any Option may be exercised, or on which restrictions on Restricted Stock shall lapse.

         7.6 Payment. The Option price of Stock acquired upon exercise of any Option, and applicable withholding as described in Sections 11.1 and 11.2, shall be paid in full on the date of exercise, by certified or cashier's check, by wire transfer, by money order, through a broker assisted exercise, with Stock (but with Stock only if expressly permitted by the terms of the Option), or by a combination of the above. If the Option Price is permitted to be, and is, paid in whole or in part with Stock, the value of the Stock surrendered shall be its Fair Market Value on the date surrendered. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes. For purposes of this Section 7.6, "broker assisted exercise" shall mean a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Committee designated brokerage firm to effect the immediate sale of the shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option price plus all applicable withholding and employment taxes required, and (b) the Committee to deliver the certificates for the shares directly to such brokerage firm in order to complete the sale.

         7.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed, and under any blue sky or state securities laws applicable to such shares.

         7.8 Termination of Employment Due to Death or Disability. Unless otherwise expressly provided in the Option, if the employment of a Participant is terminated by reason of death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) the first anniversary of such date of termination of employment.

         7.9 Termination of Employment Other than for Death or Disability. Unless otherwise expressly provided in the Option, if the employment of the Participant shall terminate for any reason other than death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) ninety (90) days after such date of termination of employment.

         7.10 Nontransferability of Options. Unless otherwise expressly provided in the Option, no Option granted under the Plan may be sold, transferred pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         7.11 Cancellation. Unless otherwise expressly provided in the Option of reference, in the event of a merger or consolidation where the Company is not the surviving corporation (or survives only as the 80% or greater owned subsidiary of another corporation), the Committee, in its sole discretion may cancel, by giving written notice (a "Cancellation Notice"), effective immediately prior to the consummation of such transaction, all or any of the vested portion of any, or all, Options that remain unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the transaction.

                           Section 8. Restricted Stock

         8.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by a Restricted Stock agreement. Without limitation, the Committee may accelerate the date on which restrictions lapse with respect to any Restricted Stock.

         8.2 Transferability. Except as provided in Sections 8.6 and 8.7 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement.

         8.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         8.4 Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

         8.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all cash dividends distributed with respect to those shares while they are so held.

         8.6 Termination of Employment. Unless otherwise expressly provided in the Restricted Stock agreement, in the event that a Participant terminates his employment with the Company for any reason during the Period of Restriction (including death), then any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited.

                         Section 9. Rights of Employees

         9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

           Section 10. Amendment, Modification and Termination of Plan

         10.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan, and may amend or modify Awards hereunder; provided, however, that no amendment of the Plan or of any Award hereunder, without approval of the shareholders within one year after the adoption of such amendment, may (a) increase the aggregate number of shares of Stock that may be issued under the Plan; (b) extend the term of the Plan; or (e) materially modify the requirements as to eligibility to receive Awards under the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the affected Participant(s).

                      Section 11. Miscellaneous Provisions

         11.1 Tax Withholding. Without limitation, on the date an Award is taken into a Participant's income, the Company shall have the right to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the Company's resulting federal, state, and local withholding and employment tax requirements with respect to such Award.

         11.2 Stock Withholding Elections. With the consent of the Committee, or as expressly provided under the terms of the Award, a Participant may make an irrevocable election to (a) have shares of Stock otherwise issuable thereunder withheld, or (b) tender to the Company shares of Stock then held by the Participant (whether received pursuant to (i) or (ii) or in any other transaction) having an aggregate Fair Market Value sufficient to satisfy the Company's minimum total federal, state and local income and employment tax withholding obligations associated with the transaction. Such elections, if available, must be made by a Participant on or prior to the tax date.

         11.3 Severability. If any provision of this Plan, or any Award, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.

         11.4 Notice. Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this Subsection, or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection. The Company or the Participant may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices; provided further, that a Participant who is not an Employee must file such written notice with the Committee. Until changed in accordance with this Plan, the Company and the Participant shall be deemed to have specified as its and his address for receiving notices (i) as to the Company, the principal executive offices of the Company, and (ii) as to the Participant, (A) where the Participant is an Employee, the most current address of the Participant set forth in the Company's employment records, and (B) where Participant is not an Employee, the address set forth in the most recent notice. Any person entitled to notice under this Plan may waive such notice. Without limiting the generality of the forgoing, for all purposes hereof, the address of the Company shall be the address of the Committee.

                           Section 12. Indemnification

         12.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan made in good faith and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not apply to any acts of willful misconduct by any member of the Committee or the Board. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                         Section 13. Requirements of Law

         13.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         13.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.


                                     FELCOR  LODGING TRUST INCORPORATED


                                     By:  /s/ LAWRENCE D. ROBINSON
                                        ----------------------------------------
                                     Name:  Lawrence D. Robinson
                                     Title: Executive Vice President &
                                              General Counsel

                          [FELCOR LODGING TRUST LOGO]



                                 FELCOR LODGING
                               TRUST INCORPORATED
                              545 E. JOHN CARPENTER
                                FRWY., SUITE 1300
                               IRVING, TEXAS 75062

                                     PROXY

                       FELCOR LODGING TRUST INCORPORATED
         545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS 75062

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002


         The undersigned hereby appoints Thomas J. Corcoran, Jr. and Lawrence D. Robinson, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in FelCor Lodging Trust Incorporated at the Annual Meeting of Stockholders to be held at the offices of the corporation, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, at 9:00 a.m., Central Time, on May 14, 2002 and at any adjournments thereof, as specified on the reverse side.

              ---------------------------------------------------
               PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY
              ---------------------------------------------------

    FELCOR
   LODGING
    TRUST                               VOTE BY MAIL
SUNTRUST BANK                           Mark, sign and date your proxy card and
P.O. BOX 4625                           return it in the postage-paid envelope
ATLANTA, GA 30302                       we have provided or return it to FelCor
                                        Lodging Trust Incorporated, c/o ADP, 51
                                        Mercedes Way, Edgewood, NY 11717.








TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:             FELCOR               KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
===============================================================================================================================
FELCOR LODGING TRUST INCORPORATED

VOTE ON DIRECTORS

1.  ELECTION OF THREE CLASS II DIRECTORS AND ONE      FOR  WITHHOLD  FOR ALL   To withhold authority to vote, mark "For All Except"
    CLASS III DIRECTOR                                ALL    ALL     EXCEPT    and write the nominee's number on the line below.

    Nominees: 01)Thomas J. Corcoran, Jr. (Class II)   [ ]    [ ]       [ ]
              02)Donald J. McNamara (Class II)                                 --------------------------------------------------
              03)Richard C. North (Class II)
              04)Robert A. Mathewson (Class III)

VOTE ON PROPOSAL                                                                                      FOR    AGAINST    ABSTAIN

2.  ADOPTION OF THE 2001 RESTRICTED STOCK AND STOCK OPTION PLAN                                       [ ]      [ ]        [ ]

3. The proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon any other matter that is properly brought before the meeting in the manner directed by FelCor's Board of Directors.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees for Class II directors and Class III director and FOR the approval of the 2001 Restricted Stock and the Stock Option
Plan.

Please sign exactly as name appears at right. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS AND THE MATTERS SET FORTH HEREIN WERE
PROPOSED BY FELCOR. IF NO SPECIFICATION IS MADE,
THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


-----------------------------------------  -------------------------------------
Signature [PLEASE SIGN WITHIN BOX]  DATE   Signature (Joint Owners)     DATE



===============================================================================================================================